Exhibit 10.8

PROMISSORY NOTE

$5,829,017	October 1, 2011
Minneapolis, Minnesota

FOR VALUE RECEIVED, Twin Cities Power, L.L.C., a Minnesota limited liability company and its affiliates identified on the signature page to this Note (collectively, the “Maker”), hereby jointly and severally promise to pay to the order of Robert O. Schachter, Clearwater Capital, LLC, a Minnesota limited liability company, and HTS Capital, LLC, a Minnesota limited liability company (collectively, the “Holder”), the sum of FIVE MILLION, EIGHT HUNDRED TWENTY-NINE THOUSAND, SEVENTEEN and NO/100 DOLLARS ($5,829,017.00) in lawful money of the United States of America with interest at a rate equal to fifteen percent per annum (15%) (computed on the basis of actual days elapsed in a 365-day year) on the unpaid balance hereof (the “Note”) commencing January 1, 2012, compounded quarterly, to be calculated and paid as follows:

1.             Maker shall make quarterly payments of accrued interest and 1/12 of the principal on the first day of each quarter (i.e., January 1, April 1, July 1, and October 1) until maturity on October 1, 2014 (“Payment Dates”).

2.             The Maker hereby covenants and agrees that:

(a) Within sixty (60) days after each calendar quarter, Maker shall furnish to Holder its internal consolidated and consolidating balance sheet, income statement and statement of cash flows (the “Financial Statements”) for each Maker, which shall be certified by the chief financial officer of Maker and which Financial Statements shall be prepared in accordance with generally accepted accounting principles (“GAAP”).

(b) Within one hundred eighty (180) days after each calendar year end, Maker shall cause to be furnished to Holder year-end Financial Statements certified as accurate by the chief financial officer of Maker and prepared in accordance with GAAP, together with copies of Maker’s tax returns.

(c) Maker shall remain a company duly organized, validly existing and in good standing under the laws of the state of organization (and shall be and remain registered in the State of Minnesota if not organized in the State of Minnesota) and shall:

(i) Have full and adequate power to carry on business as now conducted;

(ii) Be duly licensed or qualified in all jurisdictions where the nature of its activities require such license or qualifications; and

(iii) Have full right and authority to enter into and perform this Agreement and all other documents required herein.

(d) Except with consent of Holder, which consent shall not unreasonably be withheld, neither Maker, nor any current or future member of Maker shall individually or collectively undertake any business activity, directly or indirectly, outside of Maker that is similar to the business of Maker so long as this Note has not been repaid to Holder.

EXHIBIT A

(e) Any newly created affiliates of Maker shall execute such documents as are necessary to be jointly and severally liable for this Note.

(f) Except with consent of Holder, which consent shall not unreasonably be withheld, any new Maker debt shall be used to pay off this Note or be expressly subordinated in writing to this Note, and Maker may not grant a security interest in any of its accounts until this Note is paid in full, except to regulatory authorities.

3.             Events of Default. Notwithstanding anything to the contrary herein, if any payment under the Note is not made when due, and Maker fails to cure the default within two (2) days after receiving notice from Holder, such shall be an “Event of Default,” and Holder shall have the right to declare the unpaid principal balance of this Note and all accrued interest thereon to be immediately due and payable. If Maker commits a payment default that is timely cured, any later failure by Maker to make payment due under the Note shall be an “Event of Default” and cause the Note to accelerate and all of the unpaid principal and accrued interest shall immediately be due and payable without further notice or action by Holder.

Also, Holder shall have the right to declare the unpaid principal balance of this Note and all accrued interest thereon to be immediately due and payable if any of the following “Events of Default” occur, and are not cured by Maker within ten (10) days of receiving notice from Holder of such Event of Default.

(a) The institution of bankruptcy, reorganization, arrangement, insolvency or other proceedings for relief under any bankruptcy or similar laws for relief of debtors, by Maker, whether such proceedings are instituted by or against the Maker; or

(b) Maker fails to timely observe or perform any covenant, condition or agreements contained in this Note or any present or future supplements or amendments thereto; or

(c) Any creditor of Maker attempts to garnish, attach or in any other way interfere with this Agreement; or

(d) Any manger, governor, officer, board member or owner of Maker engages in any fraudulent or other intentional wrongdoing related to Maker or its business.

4.             All payments shall be applied first to accrued interest and with the balance to the reduction of principal on a pro rata basis among the components of this Note as listed on Exhibit 1 attached hereto and incorporated herewith (i.e. capital account, reimbursed expenses, unpaid interest).

5.             The Maker agrees to pay this Note and, in the Event of Default, all costs of collection, including reasonable attorneys’ fees. In addition, the Borrowers shall be entitled to recover from the Maker all costs and expenses, including attorneys’ fees, litigation expenses and court costs, incurred in enforcing its rights hereunder regardless of whether a lawsuit is commenced. The Maker hereby waives presentment or other demand for payment, protest and notice of dishonor, and exonerates the holder hereof from any and all duty and obligation to make demand on anyone for payment or to give notice to anyone for non-payment hereof.

6.             This Note shall be deemed a contract made under, and this Note and the rights, obligations and duties of the parties hereto shall be governed by, the laws of the State of Minnesota. Any proceeding to enforce, interpret, challenge the validity of, or recover for the breach of any provision of, this Note shall be subject solely to the discretion of the Arbitrator as appointed in the Settlement Agreement dated March 11, 2011 by and among the Maker and Holder (the “Settlement Agreement”). Judgment on any award of the Arbitrator under the Settlement Agreement may be entered in any court.

7.             The Maker shall have the right to repay this Note or any part thereof at any time without premium or penalty. Any partial payment shall be applied first against the interest that has accrued under this Note and remains unpaid on the date of payment, and the balance shall be applied against principal due hereunder as provided herein.

8.             This Note is guaranteed by and subject to a security agreement from Timothy Krieger and Michael Tufte in accordance with the terms and conditions of the Settlement Agreement.

MAKER:

TWIN CITIES POWER, L.L.C.		SUMMIT ENERGY, L.L.C.

By:	/s/ Timothy S. Krieger	By:	/s/ Timothy S. Krieger
Its	CEO	Its	CEO

CYGNUS PARTNERS, L.L.C.		TWIN CITES POWER - CANADA, ULC

By:	/s/ Timothy S. Krieger	By:	/s/ Timothy S. Krieger
Its	CEO	Its	CEO

CYGNUS ENERGY FUTURES, L.L.C.		TWIN CITIES POWER HOLDINGS, L.L.C.

By:	/s/ Timothy S. Krieger		By:	/s/ Timothy S. Krieger
Its	CEO	Its	CEO

CYGNUS ENERGY PARTNERS, L.L.C.		TWIN CITIES POWER SERVICES, L.L.C.

By:	/s/ Timothy S. Krieger	By:	/s/ Timothy S. Krieger
Its	CEO	Its	CEO

TWIN CITIES ENERGY, L.L.C.		TC ENERGY TRADING, L.L.C.

By:	/s/ Michael Tufte	By:	/s/ Timothy S. Krieger
Its	President	Its	CEO

CHESAPEAKE TRADING GROUP, L.L.C.		VISION CONSULTING, L.L.C.

By:	/s/ Timothy S. Krieger	By:	/s/ Timothy S. Krieger
Its	CEO	Its	CEO

Exhibit 1

Promissory Note Components

HTS Capital Account	$2,117,531

Unpaid Interest Under the Interim Agreement	2,888,890

Reimbursement of Fees/Costs	822,596

Total	$5,829,017